UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On September 21, 2015, the Company held its Annual Meeting of Shareholders. All nominated directors were elected and the other proposed matters were approved. The following is a brief description of the matters voted on at the meeting, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 10, 2015, and a statement of the number of votes cast for, withheld and against and the number of abstentions and broker non-votes:

1.    Each of the seven directors proposed by the Company was elected to serve for a term expiring at the Company's next annual meeting of shareholders and until their respective successors have been duly elected and qualified. The voting results were as follows:

Nominee	For	Withheld	Broker Non-Votes
C. Scott Gibson	19,725,225	3,441,898	10,555,453
Brian Bronson	19,788,511	3,378,612	10,555,453
Michael G. Hluchyj	19,817,844	3,349,279	10,555,453
Ronald de Lange	19,816,090	3,351,033	10,555,453
Hubert de Pesquidoux	19,813,476	3,353,647	10,555,453
M. Niel Ransom	19,721,095	3,446,028	10,555,453
Vincent H. Tobkin	18,238,930	4,928,193	10,555,453

2.    The shareholders approved, on an advisory (non-binding) basis, the compensation of the Company's named executive officers. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
14,171,663	8,576,095	419,365	10,555,453

3.    The shareholders approved the proposal to ratify the audit committee's appointment of KPMG LLP as the Company's independent registered public accounting firm. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
33,554,005	165,244	3,327	N/A

4.    The shareholders approved the proposal to approve the Radisys Corporation Amended and Restated 2007 Stock Plan. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Votes
18,677,116	4,481,700	8,307	10,555,453

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADISYS CORPORATION

Date:	September 21, 2015	By:	/s/ Jon Wilson
		Name:	Jon Wilson
		Title:	Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)